                                                                    Exhibit 2.18

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "AMENDMENT") is made and entered into as of the 28th day of June, 2000, by and among CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC, a limited liability company duly organized under the laws of the State of Delaware ("CHARTER"), CHARTER BEHAVIORAL HEALTH SYSTEM OF MANATEE PALMS, LP and CHARTER BEHAVIORAL HEALTH SYSTEM AT MANATEE ADOLESCENT TREATMENT SERVICES, LP ("CHARTER SUBS"), CHARTER ADVANTAGE, LLC, a wholly-owned subsidiary of Charter and a limited liability company duly organized under the laws of the State of Delaware ("CHARTER ADVANTAGE"), and CHARTER MANAGED CARE SERVICES, LLC, a wholly-owned subsidiary of Charter and a limited liability company duly organized under the State of Delaware ("CHARTER MANAGED CARE") (with Charter, Charter Sub, Charter Advantage, and Charter Managed Care being collectively referred to as "THE CHARTER ENTITIES"), and RAMSAY YOUTH SERVICES, INC., a corporation duly incorporated under the laws of the State of Delaware ("BUYER") (with The Charter Entities and Buyer referred to individually as a "PARTY" and collectively as the "PARTIES").

                              W I T N E S S E T H:

         WHEREAS, the Parties have entered into that certain Asset Purchase Agreement dated May 19, 2000, pursuant to which Buyer is obligated to purchase and the Charter Entities are obligated to sell the Purchased Assets related to operation of the Facilities known as Manatee Palms, Manatee Adolescent Treatment Services and the Kingsley Center (the "PURCHASE AGREEMENT");

         WHEREAS, the Parties desire to amend the Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. CAPITALIZED TERMS. Capitalized Terms contained in this Amendment which are not defined herein shall have those meanings assigned to them in the Purchase Agreement.

2. AMENDMENT OF PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

         A. Section 1.1(a) shall be removed, and shall be replaced in its entirety with the following:

         "(a) all of the Charter Entities' rights, title and interests in, to and under those certain equipment, machinery and vehicle leases, service agreements, third party payor agreements, or other contracts, agreements or commitments related to the Facilities or the Business that Buyer has elected to assume in accordance with the provisions of this Section 1.1(a) and Section 1.2 (the "CONTRACTS"), with a list of such assumed Contracts attached hereto as EXHIBIT B; provided, however, that the Buyer shall be solely responsible for all costs of curing such assigned Contracts. Notwithstanding anything contained in this Section 1.1(a) or in Section 1.2 to the contrary, Buyer shall not be obligated to take an assignment of any of the contracts identified on Exhibit B if the cure amount is unresolved as of the date of this Amendment. For those contracts as to which the cure amount is unresolved, the Charter Entities shall provide written notification to Buyer of the cure amount as soon as practicable, and Buyer shall have five days after receipt of such notice to provide written notice to the Charter Entities as to whether Buyer will take an assignment of such contract."

         B. Section 1.2 shall be removed, and shall be replaced in its entirety with the following:

                  "1.2 ASSUMED CONTRACTS/PERMITS. The Charter Entities shall take all action reasonably necessary in order to assume and assign the Contracts listed on EXHIBIT B to the Buyer, or its designees, in accordance with Sections 365(a) and (f) of the Bankruptcy Code, and shall pay all costs associated with such assumption and assignment, except any costs to cure such Contracts. Upon Bankruptcy Court Approval (defined below), which order shall include provisions authorizing the assumption and assignment of the Contracts, such Contracts shall be assumed by the Charter Entities and assigned to the Buyer, or its designees, contemporaneously with the Closing (defined below) and such assumption and assignment shall be effective as of the Closing. Additionally, the Charter Entities shall assign all Permits, to the extent permitted by law and necessary to the conduct of the Business to the Buyer. Four of the Contracts set forth on EXHIBIT B, (including (1) F8014 FL-DJJ High/Moderate Risk Female Program at Kingsley Center, (2) F7019 FL-DJJ MATS Halfway House - 50 Beds, (3) F7027 FL-DJJ CBHS Manatee Palms - 35 Beds Sexual Offender, (4) F7024 FL-DJJ Level 2 and Aftercare Services), as amended, are critical revenue producing contracts (the "Critical Contracts"), and represent a material part of this transaction. Buyer shall have the right, pursuant to paragraph 8.1, to immediately terminate this Agreement if any of the Critical Contracts terminates prior to the Closing Date, or if the Charter Entities are unable to assume and assign to Buyer any of the Critical Contracts as of the Closing Date. In such event, Buyer shall be entitled to a refund of the Deposit pursuant to paragraph 8.3."

         C. The following shall be added to the end of Section 2.1:

                  "The Deposit shall be placed in an escrow account with First Union National Bank, and the fees and expenses incurred establishing or maintaining such escrow account shall be paid equally by Charter and Buyer."

         D. The last two sentences of Section 3.1 shall be removed, and shall be replaced in their entirety with the following:

                  "Notwithstanding the previous sentence, the Closing Date must occur on or before July 20, 2000. If the Closing does not occur by July 20, 2000, then this Agreement shall terminate automatically in accordance with Section 8.1, unless Buyer and the Charter Entities mutually agree in writing to extend the Closing Date."

         E. Section 8.1(g) shall be removed in its entirety, and shall be replaced with the following:

                  "(g) this Agreement shall automatically terminate if the conditions in Section 6.3 hereof are not satisfied by July 20, 2000, or such other date as the Buyer an d the Charter Entities mutually agree in writing; and"

         F. Section 8.1(h) shall be removed in its entirety, and shall be replaced with the following:

                  "(h) this Agreement shall automatically terminate in the event that the Closing does not occur by July 20, 2000, for any reason other than those state in (a) through (g) above, unless Buyer and the Charter Entities mutually agree in writing to extend the Closing Date."

         G. The following shall be added to Section 8.1 as new Section 8.1(h), and the existing Section 8.1(h) shall be renumbered as Section 8.1(i):

                  "(h) this Agreement may be immediately terminated by Buyer, if any of the Critical Contracts identified in paragraph 1.2 of this Amendment terminates prior to the Closing Date, and may be terminated by Buyer if the Charter Entities are otherwise unable to assume and assign to Buyer any of the Critical Contracts as of the Closing Date.

         H. Section 8.3 shall be removed, and replaced in its entirety with the following:

                  "REFUND OF DEPOSIT. Charter will refund to Buyer the amount of the deposit actually paid by Buyer to Charter under Section 2.1, if this Agreement is terminated or terminates automatically under Sections 8.1(a), 8.1(c), 8.1(e), 8.1(f), 8.1(g), or 8.1(h). If this Agreement is terminated for any reason other than termination or automatic termination under
                  Section 8.1(a), 8.1(c), 8.1(e), 8.1(f), 8.1(g), or 8.1(h),
                  Buyer will forfeit the Deposit, and, in addition, when Buyer receives the refund of its deposit of $87,600 being held pursuant to the Real Estate Purchase Agreement with Crescent, Buyer shall remit such $87,600 refund to Charter."

         I. The following shall be added below the designation "CHARTER SUBS" of EXHIBIT A:

                  "Charter Behavioral Health System of Manatee Palms, LP Charter Behavioral Health System at Manatee Adolescent Treatment Services, LP"

         J. EXHIBIT B shall be removed, and shall be replaced in its entirety with the list of contracts attached hereto as "EXHIBIT B."

         K. EXHIBIT C shall be removed, and shall be replaced in its entirety with the list of Allocation of Purchase Price attached hereto as "EXHIBIT C."

         L. SCHEDULE 4.1(i) shall be removed.

2. PURCHASE AGREEMENT IN FULL FORCE AND EFFECT. The Parties acknowledge and agree that the Purchase Agreement, as amended by this Amendment, is in full force and effect.

3. MISCELLANEOUS.

         A. INTERPRETATION. This Amendment shall not be construed more strictly against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Amendment was fully negotiated by both parties.

         B. HEADINGS. The titles, captions and headings contained in this Amendment are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Amendment.

         C. BINDING EFFECT. This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, representatives, successors and permitted assigns.

         D. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of Delaware, without regard to the principles of conflicts of laws.

         E. COUNTERPARTS; FAX SIGNATURES. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Amendment, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         F. 0ENTIRE AGREEMENT. This Amendment, and the Purchase Agreement, together with all Exhibits, Appendices and Schedules to the Purchase Agreement contain the entire agreement and understanding concerning the subject matter hereof between the parties and specifically supersedes any other agreement or understanding among the parties related to the subject matter hereof.

         G. TIME IS OF THE ESSENCE. Time is of the essence for this Amendment.

         IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Amendment as of the day and year first above written.

                                            CHARTER BEHAVIORAL HEALTH
                                            SYSTEMS, LLC

                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                            CHARTER BEHAVIORAL HEALTH SYSTEM OF
                                            MANATEE PALMS, LP

                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                            CHARTER BEHAVIORAL HEALTH SYSTEM AT
                                            MANATEE ADOLESCENT TREATMENT
                                            SERVICES, LP

                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                            CHARTER ADVANTAGE, LLC

                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                            CHARTER MANAGED CARE SERVICES, LLC

                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                            RAMSAY YOUTH SERVICES, INC.

                                            By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------